Exhibit-99.(16)

POWER OF ATTORNEY

The undersigned Trustees and Officers of Prudential Investment Portfolios 5, hereby constitute, appoint and authorize each of Claudia DiGiacomo, Andrew R. French, Raymond A. O’Hara, Diana Huffman, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title

/s/ Ellen S. Alberding	Trustee
Ellen S. Alberding

/s/ Kevin J. Bannon	Trustee
Kevin J. Bannon

/s/ Scott E. Benjamin	Trustee
Scott E. Benjamin

/s/ Linda W. Bynoe	Trustee
Linda W. Bynoe

/s/ Barry H. Evans	Trustee
Barry H. Evans

/s/ Keith F. Hartstein	Trustee
Keith F. Hartstein

/s/ Laurie Simon Hodrick	Trustee
Laurie Simon Hodrick

/s/ Michael S. Hyland	Trustee
Michael S. Hyland

/s/ Christian J. Kelly	Treasurer (Principal Financial and Accounting Officer)
Christian J. Kelly

/s/ Stuart S. Parker	Trustee and President (Principal Executive Officer)
Stuart S. Parker

/s/ Brian K. Reid	Trustee
Brian K. Reid

/s/ Grace C. Torres	Trustee
Grace C. Torres

Dated: September 10, 2019